UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 15, 2011

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53473	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2007 Enterprise Avenue

League City, Texas 77573

(Address of principal executive offices)

Telephone – (281) 538-5938

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     .      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On April 15, 2011, we sold to certain investors (i) a total of 825,414 restricted shares of common stock and (ii) warrants to purchase a total of 412,707 shares of common stock.  We received aggregate consideration of $1,444,474.50 from the investors for the securities.  We have agreed to pay finders fees that include an aggregate of $10,500 and the issuance of an aggregate of 30,971 in restricted shares of our common stock.  The securities were sold through a private placement offering.  The warrants have a term of three years and an exercise price of $5.00. The securities sold qualified for exemption from registration under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933.  The sale of securities did not involve a “public offering” based upon the following factors: (i) the sale of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) the offerees were all “accredited investors”; (v) the investment intent of the offerees; and (vi) the restriction on transferability of the securities issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: April 18, 2011	By: /s/ Thomas Lapinski
Thomas Lapinski
President and Chief Executive Officer

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